Exhibit 10.1

AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 2 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of October 25, 2023, by and between LatAm Growth SPAC, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in that certain Investment Management Trust Agreement, dated January 24, 2022 by and between the parties hereto, as amended by Amendment No. 1 dated April 13, 2023 (the “Trust Agreement”).

WHEREAS, $132.6 million of the gross proceeds from the IPO and sale of the Private Placement Units was deposited into the Trust Account;

WHEREAS, Section 1(i) of the Trust Agreement provides that the Trustee is to commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with the terms of, a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (1) 15 months after the closing of the Offering (or up to 22 months after the closing of the Offering, as may be extended by the Company if the sponsor (or its affiliates or designees)), upon five days advance notice prior to the deadline, deposits into the Trust Account for each monthly extension the lesser of $150,000 or $0.0375 per public share that remain outstanding and is not redeemed in connection with the Extension Amendment per calendar month commencing on April 27, 2023 and (2) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date;

WHEREAS, Section 6(c) of the Trust Agreement provides that Section 1(i) of the Trust Agreement may not be modified, amended or deleted without the affirmative vote of holders of sixty-five percent (65%) of the votes cast of the then outstanding ordinary shares of the Company, voting together as a single class;

WHEREAS, the Company obtained the requisite vote of the shareholders of the Company to approve this Amendment; and

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                   Amendment to Section 1(c). Section 1(c) of the Trust Agreement is hereby amended and restated as follows:

“(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property (x) in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company or (y) in an interest bearing demand deposit account at a bank, as directed by the Company; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while the account funds are invested or uninvested, the Trustee may earn bank credits or other consideration;”

2.                   Amendment to Section 1(i). Section 1(i) of the Trust Agreement is hereby amended and restated as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with the terms of, a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (1) First Phase Extended Date (or up to the relevant Second Phase Extended Date, as may be extended by the Company if the sponsor (or its affiliates or designees), upon notice prior to the deadline, deposits into the Trust Account for the relevant Extension Contribution) and (2) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date;

3.                   Amendment to Section 6(e). Notice details of the Company and its counsel in Section 6(e) of the Trust Agreement shall be amended and reinstated as follows:

“if to the Company, to:

LatAmGrowth SPAC
38 Beach Road #29-11
South Beach Tower
Singapore
Attn: Anna Zhou
Email: anna.zhou@chenghecap.com

in each case, with copies to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attn: Joel Rubinstein
Email: joel.rubinstein@whitecase.com”

4.                   Amendment to Exhibit F. The first paragraph of Exhibit F of the Trust Agreement shall be amended and reinstated as follows:

“Pursuant to paragraphs 1(i) and 1(n) of the Investment Management Trust Agreement between LatAmGrowth SPAC (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of January 24, 2022, as amended by the Amendment No. 1, dated April 13, 2023, as further amended by the Amendment No.2, dated October 25, 2023 (the “Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses to [●], 20[●] (the “Extension”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement. This Extension Letter shall serve as the notice required with respect to Extension prior to the applicable termination date (as may be extended in accordance with Section 1(i) of the Trust Agreement). In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit the contribution in the amount of $[●], which will be wired to you, into the Trust Account investments upon receipt.”

5.                   Amendment to Definition. The following defined term in the Trust Agreement shall be amended and restated in its entirety:

“Trust Agreement” shall mean that certain Investment Management Trust Agreement, dated January 24, 2022, by and between LatAmGrowth SPAC and Continental Stock Transfer & Trust Company, as amended by the Amendment No. 1 to Investment Management Trust Agreement dated April 13, 2023 and Amendment No. 2 dated October 25, 2023.”

The following defined terms shall be added to the Trust Agreement:

“Extension Contribution” means any of the First Phase Extension Contribution and the Second Phase Extension Contributions. For the avoidance of doubt, with respect to the First Phase Extension Period, the First Phase Extension Contribution shall be deposited in three equal installments on or before November 3, 2023, December 3, 2023 and January 3, 2024, respectively, and, with respect to each Second Phase Extension Period, each Second Phase Extension Contribution shall be deposited on or before the seventh day after the Second Phase Extension Date that is immediately preceding to such date, provided that if any date when an Extension Contribution is scheduled to be deposited is not a business day in New York City, New York, or Hong Kong, such Extension Contribution shall be paid on the immediate next day which is a business day in New York City, New York and Hong Kong.

“First Phase Extended Date” shall mean January 27, 2024.

“First Phase Extension Period” shall mean the three-month extension period from October 27, 2023 (exclusive) to January 27, 2024 (inclusive).

“First Phase Extension Contribution” shall mean, with respect to the First Phase Extension Period, the deposit of the lesser of (a) $240,000 and (b) $0.06 per public share that is not elected to be redeemed as of October 25, 2023.

“Second Phase Extended Date” shall mean the last day of any Second Phase Extension Period. For the avoidance of doubt, the first Second Phase Extended Date is February 27, 2024, and the last possible Second Phase Extended Date is October 27, 2024.

“Second Phase Extension Period” shall mean any one-month extension period authorized by the Board from January 27, 2024 (exclusive) up to October 27, 2024 (inclusive).

“Second Phase Extension Contribution” shall mean, with respect to each Second Phase Extension Period, the deposit of the lesser of (a) $80,000 and (b) $0.02 per public share that is not elected to be redeemed as of October 25, 2023.

6.                   Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

7.                   Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.                   Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

9.                   Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

10.               Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

11.               Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

LatAmGrowth SPAC

By:	/s/ Zhiyang Zhou
	Name:	Zhiyang Zhou
	Title:	Chief Executive Officer and
Chief Financial Officer

[Signature Page to Amendment No.2 to the Investment Management Trust Agreement]

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
	Name:	Francis Wolf
	Title:	Vice President

[Signature Page to Amendment No.2 to the Investment Management Trust Agreement]